    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1998



                                    REGISTRATION NOS. 333-61399 AND 333-61399-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1


                                     TO THE


                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

         CORPORATE PROPERTY INVESTORS, INC.                    CORPORATE REALTY CONSULTANTS, INC.
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
            THREE DAG HAMMARSKJOLD PLAZA                                    CHARTER)
                305 EAST 47TH STREET                              THREE DAG HAMMARSKJOLD PLAZA
               NEW YORK NEW YORK 10017                                305 EAST 47TH STREET
                   (212) 421-8200                                    NEW YORK NEW YORK 10017
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE                     (212) 421-8200
                       OFFICES)                       (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE
                      DELAWARE                                              OFFICES)
  (STATE OR OTHER JURISDICTION OF INCORPORATION OR                          DELAWARE
                     ORGANIZATION)                      (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                        6798                                              ORGANIZATION)
  (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE                            6512
                        NUMBER)                         (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE
                      046268599                                              NUMBER)
        (I.R.S. EMPLOYER IDENTIFICATION NO.)                               13-2838638
                                                              (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            ------------------------
                             HAROLD E. ROLFE, ESQ.

                       VICE PRESIDENT AND GENERAL COUNSEL
                       CORPORATE PROPERTY INVESTORS, INC.
                          THREE DAG HAMMARSKJOLD PLAZA
                              305 EAST 47TH STREET
                            NEW YORK, NEW YORK 10017
                                 (212) 421-8200
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                 WITH COPIES TO
                             ROBERT ROSENMAN, ESQ.
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and upon consummation of the merger described herein.
    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
             TO BE REGISTERED                   REGISTERED           PER UNIT(1)              PRICE(1)                FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001 per share of
  Corporate Property Investors, Inc.
  ("CPI") paired with 1/100th of a share of
  Common Stock, par value $.0001 per share,
  of Corporate Realty Consultants, Inc.
  ("CRC Common Stock").....................     111,766,862             $29.25           $3,269,180,713.50
Class B Common Stock, par value $.0001 per
  share, of CPI paired with 1/100th of a
  share of CRC Common Stock................      3,200,000              $29.25            $     93,600,000
Class C Common Stock, par value $.0001 per
  share of CPI paired with 1/100th of a
  share of CRC Common Stock................        4,000                $29.25            $        117,000      $269,097.83(2)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and computed pursuant to Rule 457(f)(1) under the Securities Act based on the average of the high and low sales price per share of common stock of Simon DeBartolo Group, Inc. on August 6, 1998 on the New York Stock Exchange.
(2) Previously paid.
                            ------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, Article VII of the Certificate of Incorporation of Corporate Property Investors, Inc. ("CPI", to be renamed Simon Property Group, Inc. ("Simon Group")) ("CPI's Charter"), Section 6.07(a) of the By-laws of CPI ("CPI's By-laws") and Article VII of the By-laws of Corporate Realty Consultants, Inc. ("CRC") ("CRC's By-laws") provide, and Article Sixth, Paragraph 4(a) of the Restated Certificate of Incorporation of CPI ("Simon Group's Charter"), the Restated Certificate of Incorporation of SPG Realty Consultants, Inc. ("SRC") ("SRC's Charter") and Article VIII of the By-laws of SRC ("SRC's By-laws") will provide, that CPI, CRC, Simon Group or SRC, as applicable, shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of CPI, CRC, Simon Group or SRC, as applicable, or is or was serving at the request of CPI, CRC, Simon Group or SRC, as applicable, as a director, officer, trustee or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of CPI, CRC, Simon Group or SRC, as applicable, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided by CPI's Charter and CPI's By-laws, and to be provided by Simon Group's Charter, the By-laws of Simon Group ("Simon Group's By-laws"), SRC's Charter and SRC's By-laws, shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any other contract or agreement between CPI, Simon Group or SRC, as applicable, and any officer, director, employee or agent of CPI, Simon Group or SRC, as applicable. Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of CPI, Simon Group or SRC, as applicable) or may

(in the case of any action, suit or proceeding against an employee or agent) be paid by CPI, Simon Group or SRC, as applicable, in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of CPI, Simon Group or SRC, as applicable, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by CPI or Simon Group, as applicable. Article VII of CPI's Charter and Section 6.07(b) of CPI's By-laws provide, Article Sixth, Paragraph 4(d) of Simon Group's Charter, Section 8.02 of Simon Group's By-laws, Article Sixth, Paragraph 4(d) of SRC's Charter and Section 8.02 of SRC's By-laws will provide, that neither the amendment or repeal of, nor the adoption of any provision inconsistent with, the above-referenced provisions of CPI's Charter or CPI's By-laws, Simon Group's Charter or Simon Group's By-laws, and SRC's Charter or SRC's By-laws, respectively, and shall eliminate or reduce the effect of such provisions in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to such provisions if any such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted. Article Sixth, Paragraph (4)(e) of Simon Group's Charter and Article Sixth, Paragraph (4)(e) of SRC's Charter will provide that a director of Simon Group or SRC shall not be personally liable to Simon Group, SRC or their stockholders, as applicable, for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Simon Group, SRC or their stockholders, as applicable, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of CPI, Simon Group or SRC, as applicable, shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits


  2.1 Purchase and Sale Agreement, dated December 12, 1997, between The Equitable Life Assurance Society of the United
         States and SM Portfolio Partners. (Incorporated by reference to the 1997 Form 10-K filed by SDG for the fiscal year ended
         December 31, 1997 Exhibit 2.4).*
  2.2    Agreement and Plan of Merger, dated February 18, 1998, among
         SDG and CPI and CRC. (Incorporated by reference to the Form
         8-K filed by SDG on February 24, 1998 Exhibit 10.1).*
  3.1    Certificate of Incorporation of CPI.*
  3.2    Form of Restated Certificate of Incorporation of Simon
         Group.*
  3.3    By-laws of CPI.*
  3.4    Form of Restated By-laws of Simon Group.*
  3.5    Certificate of Incorporation of CRC.*
  3.6    Form of Restated Certificate of Incorporation of SPG Realty
         Consultants, Inc.*
  3.7    By-laws of CRC.*
  3.8    Form of Restated By-laws of SPG Realty Consultants, Inc.*
  4.1    Secured Promissory Note and Open-End Mortgage and Security
         Agreement from Simon Property Group, L.P. in favor of
         Principal Mutual Life Insurance Company (Pool 2)
         (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit
         4.2).*


  -----------------
    * Previously filed.

      4.2  Second Amended and Restated Credit Agreement, dated as of December 22, 1997, among the SDG Operating
           Partnership and Morgan Guaranty Trust Company of New York, Union Bank of Switzerland and Chase Manhattan
           Bank, as Lead Agents. (Incorporated by reference to the 1997 Form 10-K filed by SDG for the fiscal year ended December 31, 1997 Exhibit 4.3).*
      4.3  Form of Simon Group Common Stock Certificate.*
      4.4  Form of Simon Group Class B Common Stock Certificate.*
      4.5  Form of Simon Group Class C Common Stock Certificate.*
      4.6  Form of SPG Realty Consultants, Inc. Common Stock Certificate.*
      4.7  Trust Agreement, dated as of October 30, 1979, among shareholders of CPI, CRC and First Jersey National
           Bank, as Trustee.*
      4.8  Trust Agreement, dated as of August 26, 1994, among the holders of the 6.50% First Series Preference
           Shares of CPI, CRC and Bank of Montreal Trust Company, as Trustee.*
      4.9  Indenture, dated March 15, 1992, between CPI and Morgan Guaranty Trust Company of New York, as Trustee,
           with respect to $250,000,000 9% Notes Due 2002.*
     4.10  Indenture, dated August 15, 1992, between CPI and Morgan Guaranty Trust Company of New York, as Trustee,
           with respect to $150,000,000 7 3/4% Notes Due 2004.*
     4.11  Indenture, dated April 1, 1993, between CPI and Morgan Guaranty Trust Company of New York, as Trustee,
           with respect to $100,000,000 7.05% Notes Due 2003.*
     4.12  Indenture, dated September 1, 1993, between CPI and Morgan Guaranty Trust Company of New York, as
           Trustee, with respect to $75,000,000 7.18% Notes Due 2013.*
     4.13  Indenture, dated March 15, 1996 between CPI and The Chase Manhattan Bank (as successor to Chemical
           Bank), as Trustee, with respect to $250,000,000 7.875% Notes Due 2016.*
     4.14  $21,000,000 Mortgage Note dated January 1, 1994 of 303-313 East 47th Street Associates Payable to CPI.*
      5.1  Opinion of Cravath, Swaine & Moore.
      8.1  Opinion of Willkie Farr & Gallagher.*
      8.2  Opinion of Cravath, Swaine & Moore.*
      8.3  Opinion of Baker & Daniels.*
      9.1  Voting Trust Agreement, Voting Agreement and Proxy between MSA, on the one hand, and Melvin Simon,
           Herbert Simon and David Simon, on the other hand. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit 9.1).*
     10.1  Fifth Amended and Restated Limited Partnership Agreement of the SDG Operating Partnership. (Incorporated
           by reference to of the Form S-4 filed by SDG (Registration No. 333-06933) Exhibit 10.1).*
     10.2  Noncompetition Agreement, dated as of December 1, 1993, between SDG and each of Melvin Simon and Herbert
           Simon. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December
           31, 1993 Exhibit 10.3).*
     10.3  Noncompetition Agreement, dated as of December 1, 1993, between SDG and David Simon. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit 10.4).*
     10.4  Restriction and Noncompetition Agreement, dated as of December 1, 1993 among SDG and DRC Management
           Company and M.S. Management Associates, Inc. (Incorporated by reference to the 1993 Form 10-K filed by
           SDG for the fiscal year ended December 31, 1993 Exhibit 10.5).*
     10.5  Simon Property Group, L.P. 1998 Stock Incentive Plan.*


---------------
* Previously filed.

 10.6 Restated Indemnity Agreement, dated as of August 9, 1996, between SDG and its directors and officers. (Incorporated by reference to the 1996 Form 10-K filed by SDG for the fiscal year ended December 31, 1996 Exhibit 10.8).*
 10.7 Form of Simon Group Indemnity Agreement between Simon Group and its directors and officers.*
 10.8 Option Agreement to acquire the retail properties in which the Simons or the DeBartolos own an interest that are not included in the SDG Portfolio Properties and that are subject of options in favor of Simon Property Group, Inc. or DeBartolo Realty Corporation. (Incorporated by reference the
         1993 Form 10-K filed by SDG for the fiscal year ended
         December 31, 1993 Exhibit 10.10).*
 10.9 Option Agreement to acquire the properties in which the Simons own an interest that were not transferred to Simon
         Property Group, Inc. or M.S. Management Associates, Inc. in connection with the initial public offering of SDG Common
         Stock consummated in December 1993. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit 10.11).*
 10.10   Option Agreement, dated as of December 1, 1993, between the
         M.S. Management Associates, Inc. and Simon Property Group,
         L.P. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit
         10.20).*
 10.11   Option Agreement, dated as of December 1, 1993, to acquire
         Development Land. (Incorporated by reference to the 1993
         Form 10-K filed by SDG for the fiscal year ended December
         31, 1993 Exhibit 10.22).*
 10.12   Option Agreement, dated December 1, 1993, between the M.S.
         Management Associates, Inc. and Simon Property Group, L.P.
         (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit
         10.25).*
 10.13   First Amendment to the Corporate Services Agreement between
         DeBartolo Realty Corporation and DeBartolo Properties
         Management, Inc. (Incorporated by reference to the 1995 Form
         10-K filed by DeBartolo Realty Corporation for the fiscal year ended December 31, 1995 Exhibit 10.17).*
 10.14   Service Agreement between The Edward J. DeBartolo
         Corporation and DeBartolo Properties Management, Inc.
         (Incorporated by reference to the 1994 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended
         December 31, 1994 Exhibit 10(f)).*
 10.15   Master Services Agreement between DeBartolo Realty
         Partnership, L.P. and DeBartolo Properties Management, Inc.
         (Incorporated by reference to the 1994 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended
         December 31, 1994 Exhibit 10(g)).*
 10.16   First Amendment to Master Services Agreement between
         DeBartolo Realty Partnership, L.P. and DeBartolo Properties
         Management, Inc. (Incorporated by reference to the 1995 Form
         10-K filed by DeBartolo Realty Corporation for the fiscal year ended December 31, 1995 Exhibit 10.20).*
 10.17   DeBartolo Realty Corporation 1994 Stock Incentive Plan.
         (Incorporated by reference to the 1994 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended
         December 31, 1994 Exhibit 10(k)).*
 10.18 Office Lease between DeBartolo Realty Partnership, L.P. and an affiliate of EJDC (Southwoods Executive Center).
         (Incorporated by reference to the 1995 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended
         December 31, 1995 Exhibit 10.69).*
 10.19   Representative Form of Lease with respect to The Limited
         Stores, Inc.*
 10.20   Sublease between DeBartolo Realty Partnership, L.P. and
         DeBartolo Properties Management, Inc. (Incorporated by reference to the 1995 Form 10-K filed by DeBartolo Realty
         Corporation for the fiscal year ended December 31, 1995
         Exhibit 10.70).*


  -----------------
  * Previously filed.

 10.21   Purchase Option and Right of First Refusal Agreement between
         DeBartolo Realty Partnership, L.P. and EJDC (for SouthPark
         Center Development Site). (Incorporated by reference to the 1994 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended December 31, 1994 Exhibit 10(p)(2)).*
 10.22   Purchase Option and Right of First Offer Agreement between
         DeBartolo Realty Partnership, L.P. and Cutler Ridge Mall,
         Inc. (for Cutler Ridge Mall). (Incorporated by reference to the 1994 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended December 31, 1994 Exhibit 10(q)(1)).*
 10.23   Amended and Restated Articles of Incorporation of SD
         Property Group, Inc. (Incorporated by reference to the 1996
         Form 10-K filed by SDG for the fiscal year ended December
         31, 1996 Exhibit 10.53).*
 10.24   Amended and Restated Regulations of SD Property Group, Inc.
         (Incorporated by reference to the 1996 Form 10-K filed by SDG for the fiscal year ended December 31, 1996 Exhibit
         10.54).*
 10.25 Contribution Agreement, dated as of June 25, 1996, by and among DeBartolo Realty Corporation and the former limited partners of Simon Property Group, L.P., excluding JCP
         Realty, Inc. and Brandywine Realty, Inc. (Incorporated by reference to the 1996 Form 10-K filed by SDG for the fiscal year ended December 31, 1996 Exhibit 10.56).*
 10.26 JCP Contribution Agreement, dated as of August 8, 1996, by and among DeBartolo Realty Corporation and JCP Realty, Inc., and Brandywine Realty, Inc. (Incorporated by reference to the 1996 Form 10-K filed by SDG for the fiscal year ended
         December 31, 1996 Exhibit 10.57).*
 10.27 Registration Rights Agreement, dated as of August 9, 1996, by and among the Simon Family Members (as defined therein), Simon Property Group, Inc., JCP Realty, Inc., Brandywine
         Realty, Inc., and the Estate of Edward J. DeBartolo Sr.,
         Edward J. DeBartolo, Jr., Marie Denise DeBartolo York, and the Trusts and other entities listed on Schedule 2 therein, and any of their respective successors-in-interest and permitted assigns. (Incorporated by reference to the 1996
         Form 10-K filed by SDG for the fiscal year ended December
         31, 1996 Exhibit 10.60).*
 10.28   Form of Simon Group Registration Rights Agreement.*
 10.29   Fourth Amendment to Purchase Option Agreement, dated as of
         July 15, 1996, between JCP Realty, Inc., and DeBartolo
         Realty Partnership, L.P. (Incorporated by reference to the 1996 Form 10-K filed by SDG for the fiscal year ended
         December 31, 1996 Exhibit 10.61).*
 10.30   Partnership Agreement of SM Portfolio Limited Partnership.
         (Incorporated by reference to the 1997 Form 10-K filed by SDG for the fiscal year ended December 31, 1997 Exhibit
         10.62).*
 10.31   Limited Partnership Agreement of SDG Macerich Properties,
         L.P. (Incorporated by reference to the 1997 Form 10-K filed by SDG for the fiscal year ended December 31, 1997 Exhibit
         10.63).*
 10.32   Agreement of Limited Partnership of Simon Capital Limited
         Partnership. (Incorporated by reference to the 1997 Form
         10-K filed by SDG for the fiscal year ended December 31, 1997 Exhibit 10.64).*
 10.33   Form of Sixth Amended and Restated Partnership Agreement of
         Simon Property Group, L.P.*
 10.34   Form of SPG Realty Consultants, L.P. Partnership Agreement.*
 10.35   Form of Agreement Between Operating Partnerships.*
 10.36   The Revolving Credit Agreement, dated June 26, 1996, among
         CPI, The Chase Manhattan Bank and Morgan Guaranty Trust
         Company of New York and the lenders party thereto.*
 10.37 Purchase and Sale Agreement, dated November 26, 1997, between The Equitable Life Assurance Society of the United
         States and CPI-Phipps Limited Liability Company.*
 10.38 Agreement of Purchase and Sale, dated December 31, 1997, between CPI and Development Options, Inc.*


---------------
* Previously filed.

 10.39 Purchase and Exchange Agreement, dated November 15, 1996, among CPI, CRC and State Street Bank and Trust Company, not individually, but solely in its capacity as Trustee of the Telephone Real Estate Equity Trust.*
 10.40   Redemption Agreement, dated as of December 31, 1996, between
         CPI and Rodamco North America B.V.*
 10.41 Stock Purchase Agreement, dated as of December 13, 1996, between CPI and Fifth and 59th Street Investors
         Corporation.*
 10.42 Amended and Restated Supplemental Executive Retirement Plan of CPI, effective as of August 1, 1997, as amended pursuant to a Statement of Amendments effective as of July 1, 1998.*
 10.43 Trustees' and Executives' Deferred Remuneration Plan of CPI, as amended and restated effective August 1, 1997, as amended pursuant to a Statement of Amendments effective as of July
         1, 1998.*
 10.44 CPI Simplified Employee Pension Plan, as amended and restated effective January 1, 1993.*
 10.45   1993 Share Option Plan of CPI, as amended effective March
         13, 1998.*
 10.46   Executive Agreement, dated August 7, 1997, between CPI and
         Hans C. Mautner, as amended February 18, 1998.*
 10.47   Executive Agreement, dated August 7, 1997, between CPI and
         Mark S. Ticotin, as amended February 18, 1998.*
 10.48   Executive Agreement, dated August 7, 1997, between CPI and
         Michael L. Johnson, as amended February 18, 1998.*
 10.49   Executive Agreement, dated August 7, 1997, between CPI and
         J. Michael Maloney, as amended February 18, 1998.*
 10.50   Executive Agreement, dated August 7, 1997, between CPI and
         G. Martin Fell, as amended February 18, 1998.*
 10.51   Merrill Lynch Special Prototype Defined Contribution Plan.*
 10.52   Merrill Lynch Special Prototype Defined Contribution Plan
         Adoption Agreement.*
 10.53   Form of Employee Share Purchase Plan Contract.*
 10.54   Form of Issuance Agreement between CPI and CRC.*
 10.55   Lease Agreement dated June 22, 1982 between CPI and 305-313
         East 47th Street Associates, as amended December 31, 1982 and January 1, 1984.*
 10.56   Limited Liability Company Agreement dated April 4, 1997 of
         Mill Creek Land, L.L.C. between Buford Acquisition Company,
         L.L.C. and CRC, as amended May 5, 1997 and June 16, 1997.*
 10.57 Guarantee, dated April 4, 1997, made by Gwinett Prado, L.P., in favor of Mill Creek Land, L.L.C. and CRC.*
 10.58   Guarantee, dated April 4, 1997, made by Ben Carter Companies
         L.L.C., in favor of Mill Creek Land L.L.C. and CRC.*
 10.59 Form of Incentive Stock Option Agreement between Simon Group and Hans C. Mautner pursuant to the Simon Property Group,
         L.P. 1998 Stock Incentive Plan.*
 10.60 Form of Incentive Stock Option Agreement between Simon Group and Mark S. Ticotin pursuant to the Simon Property Group,
         L.P. 1998 Stock Incentive Plan.*
 10.61   Form of Nonqualified Stock Option Agreement between Simon
         Group and Hans C. Mautner pursuant to the Simon Property
         Group, L.P. 1998 Stock Incentive Plan.*
 10.62   Form of Nonqualified Stock Option Agreement between Simon
         Group and Mark S. Ticotin pursuant to the Simon Property
         Group, L.P. 1998 Stock Incentive Plan.*
 10.63   Form of Employment Agreement between Hans C. Mautner and
         Simon Group.*


  -----------------
  * Previously filed.

 10.64   Form of Employment Agreement between Mark S. Ticotin and
         Simon Group.*
 10.65 CPI Executive Severance Policy, as amended and restated effective as of August 11, 1998.*
 11.1    Statement Regarding Computation of Per Share Earnings of
         SDG.*
 11.2    Statement Regarding Computation of Per Share Earnings of
         CPI.*
 11.3    Statement Regarding Computation of Per Share Earnings of
         CRC.*
 21.1    List of Subsidiaries of CPI.*
 21.2    List of Subsidiaries of CRC.*
 23.1    Consent of Arthur Andersen LLP.*
 23.2    Consent of Ernst & Young LLP.*
 23.4    Consents of Cravath, Swaine & Moore (Contained in the
         Opinions of Cravath, Swaine & Moore filed as Exhibit 5.1 and
         Exhibit 8.2).*
 23.5    Consent of Willkie Farr & Gallagher (Contained in the
         Opinion of Willkie Farr & Gallagher filed as Exhibit 8.1).*
 23.6    Consent of Baker & Daniels (Contained in the Opinion of
         Baker & Daniels filed as Exhibit 8.3).*
 23.7    Consent of J. P. Morgan Securities Inc.*
 23.8    Consent of Lazard Freres & Co. LLC.*
 23.9    Consent of Merrill Lynch, Pierce, Fenner & Smith
         Incorporated.*
 24.1    Power of Attorney.*
 27.1    Financial Data Schedule of CPI.*
 27.2    Financial Data Schedule of CRC.*
 99.1    Agreement dated November 13, 1996 between SDG and the SDG
         Operating Partnership (Incorporated by reference to Amendment No. 3 of Form S-3 filed by SDG and the SDG
         Operating Partnership on November 20, 1996 (Registration No.
         333-11491) Exhibit 99.1).*
 99.2    Form of Letter of Transmittal.*
 99.3    Consent of Robert E. Angelica.*
 99.4    Consent of Birch Bayh.*
 99.5    Consent of G. William Miller.*
 99.6    Consent of J. Albert Smith, Jr.*
 99.7    Consent of David Simon.*
 99.8    Consent of Herbert Simon.*
 99.9    Consent of Melvin Simon.*
 99.10   Consent of Richard S. Sokolov.*
 99.11   Consent of Frederick W. Petri.*
 99.12   Consent of Pieter S. van den Berg.*
 99.13   Consent of Phillip J. Ward.*
 99.14   Consent of M. Denise DeBartolo York.*


---------------

* Previously filed.


  (b) Financial Statement Schedules

     All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) The undersigned Registrants hereby undertake as follows:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

          (2) That every prospectus (i) that is filed pursuant to the paragraph
     (e)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants hereby undertake that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (h) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this post-effective Amendment No. 1 to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, August 14, 1998.


                                          CORPORATE PROPERTY INVESTORS, INC.

                                          By:      /s/ HANS C. MAUTNER
                                            ------------------------------------
                                                      Hans C. Mautner
                                                  Chief Executive Officer

                                          CORPORATE REALTY CONSULTANTS, INC.

                                          By:      /s/ HANS C. MAUTNER
                                            ------------------------------------
                                                      Hans C. Mautner
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to the Registration Statement has been signed below by the following persons, in their capacities at Corporate Property Investors, Inc. and on the dates indicated.



                    NAME                                       TITLE                       DATE
                    ----                                       -----                       ----
             /s/ HANS C. MAUTNER               Chairman of the Board, Chief           August 14, 1998
---------------------------------------------  Executive Officer and Director
               Hans C. Mautner                 (Principal Executive Officer)

           /s/ MICHAEL L. JOHNSON              Chief Financial Officer and Senior     August 14, 1998
---------------------------------------------  Vice President (Principal Financial
             Michael L. Johnson                Officer)

             /s/ DANIEL J. COHEN               Vice President and Controller          August 14, 1998
---------------------------------------------  (Principal Accounting Officer)
               Daniel J. Cohen

                      *                        Director                               August 14, 1998
---------------------------------------------
            Abdlatif Y. Al-Hamad

                      *                        Director                               August 14, 1998
---------------------------------------------
              Saleh F. Alzouman

                      *                        Director                               August 14, 1998
---------------------------------------------
             Robert E. Angelica

                      *                        Director                               August 14, 1998
---------------------------------------------
               Gilbert Butler

                      *                        Director                               August 14, 1998
---------------------------------------------
              David P. Feldman

                      *                        Director                               August 14, 1998
---------------------------------------------
               Andrea Geisser

                      *                        Director                               August 14, 1998
---------------------------------------------
              Damon Mezzacappa

                      *                        Director                               August 14, 1998
---------------------------------------------
           S. Lawrence Prendergast

                      *                        Director                               August 14, 1998
---------------------------------------------
                 Daniel Rose

                    NAME                                       TITLE                       DATE
                    ----                                       -----                       ----
                      *                        Director                               August 14, 1998
---------------------------------------------
              Dirk van den Bos

                      *                        Director                               August 14, 1998
---------------------------------------------
          Jan H.W.R. van der Vlist

* By /s/ HANS C. MAUTNER
---------------------------------------------
Attorney-in-fact pursuant to a power of
attorney filed herewith as part of this
Registration Statement

     Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to the Registration Statement has been signed below by the following persons, in their capacities at Corporate Realty Consultants, Inc. and on the dates indicated.



                    NAME                                       TITLE                       DATE
                    ----                                       -----                       ----
             /s/ HANS C. MAUTNER               Chairman of the Board, Chief           August 14, 1998
---------------------------------------------  Executive Officer and Director
               Hans C. Mautner                 (Principal Executive Officer)

           /s/ MICHAEL L. JOHNSON              Chief Financial Officer and Senior     August 14, 1998
---------------------------------------------  Vice President (Principal Financial
             Michael L. Johnson                Officer)

             /s/ DANIEL J. COHEN               Vice President and Controller          August 14, 1998
---------------------------------------------  (Principal Accounting Officer)
               Daniel J. Cohen

                      *                        Director                               August 14, 1998
---------------------------------------------
              David P. Feldman

                      *                        Director                               August 14, 1998
---------------------------------------------
               Andrea Geisser

* By /s/ HANS C. MAUTNER
---------------------------------------------
Attorney-in-fact pursuant to a power of
attorney filed herewith as part of this
Registration Statement

                                 EXHIBIT INDEX


2.1 Purchase and Sale Agreement, dated December 12, 1997, between The Equitable Life Assurance Society of the United
       States and SM Portfolio Partners. (Incorporated by reference to the 1997 Form 10-K filed by SDG for the fiscal year ended
       December 31, 1997 Exhibit 2.4).*

2.2    Agreement and Plan of Merger, dated February 18, 1998, among
       SDG and CPI and CRC. (Incorporated by reference to the Form
       8-K filed by SDG on February 24, 1998 Exhibit 10.1).*
3.1    Certificate of Incorporation of CPI.*
3.2    Form of Restated Certificate of Incorporation of Simon
       Group.*
3.3    By-laws of CPI.*
3.4    Form of Restated By-laws of Simon Group.*
3.5    Certificate of Incorporation of CRC.*
3.6    Form of Restated Certificate of Incorporation of SPG Realty
       Consultants, Inc.*
3.7    By-laws of CRC.*
3.8    Form of Restated By-laws of SPG Realty Consultants, Inc.*
4.1    Secured Promissory Note and Open-End Mortgage and Security
       Agreement from Simon Property Group, L.P. in favor of
       Principal Mutual Life Insurance Company (Pool 2)
       (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit
       4.2).*
4.2    Second Amended and Restated Credit Agreement, dated as of
       December 22, 1997, among the SDG Operating Partnership and
       Morgan Guaranty Trust Company of New York, Union Bank of
       Switzerland and Chase Manhattan Bank, as Lead Agents.
       (Incorporated by reference to the 1997 Form 10-K filed by SDG for the fiscal year ended December 31, 1997 Exhibit
       4.3).*
4.3    Form of Simon Group Common Stock Certificate.*
4.4    Form of Simon Group Class B Common Stock Certificate.*
4.5    Form of Simon Group Class C Common Stock Certificate.*
4.6    Form of SPG Realty Consultants, Inc. Common Stock
       Certificate.*
4.7 Trust Agreement, dated as of October 30, 1979, among shareholders of CPI, CRC and First Jersey National Bank, as
       Trustee.*
4.8 Trust Agreement, dated as of August 26, 1994, among the holders of the 6.50% First Series Preference Shares of CPI,
       CRC and Bank of Montreal Trust Company, as Trustee.*
4.9    Indenture, dated March 15, 1992, between CPI and Morgan
       Guaranty Trust Company of New York, as Trustee, with respect to $250,000,000 9% Notes Due 2002.*
4.10   Indenture, dated August 15, 1992, between CPI and Morgan
       Guaranty Trust Company of New York, as Trustee, with respect to $150,000,000 7 3/4% Notes Due 2004.*
4.11   Indenture, dated April 1, 1993, between CPI and Morgan
       Guaranty Trust Company of New York, as Trustee, with respect to $100,000,000 7.05% Notes Due 2003.*
4.12   Indenture, dated September 1, 1993, between CPI and Morgan
       Guaranty Trust Company of New York, as Trustee, with respect to $75,000,000 7.18% Notes Due 2013.*
4.13   Indenture, dated March 15, 1996 between CPI and The Chase
       Manhattan Bank (as successor to Chemical Bank), as Trustee, with respect to $250,000,000 7.875% Notes Due 2016.*
4.14   $21,000,000 Mortgage Note dated January 1, 1994 of 303-313
       East 47th Street Associates Payable to CPI.*
5.1    Opinion of Cravath, Swaine & Moore.
8.1    Opinion of Willkie Farr & Gallagher.*
8.2    Opinion of Cravath, Swaine & Moore.*
8.3    Opinion of Baker & Daniels.*
9.1    Voting Trust Agreement, Voting Agreement and Proxy between
       MSA, on the one hand, and Melvin Simon, Herbert Simon and David Simon, on the other hand. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended
       December 31, 1993 Exhibit 9.1).*


      ---------------------

                                              * Previously filed.

10.1 Fifth Amended and Restated Limited Partnership Agreement of the SDG Operating Partnership. (Incorporated by reference to of the Form S-4 filed by SDG (Registration No. 333-06933)
       Exhibit 10.1).*
10.2 Noncompetition Agreement, dated as of December 1, 1993, between SDG and each of Melvin Simon and Herbert Simon.
       (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit
       10.3).*
10.3 Noncompetition Agreement, dated as of December 1, 1993, between SDG and David Simon. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended
       December 31, 1993 Exhibit 10.4).*
10.4 Restriction and Noncompetition Agreement, dated as of December 1, 1993, among SDG and DRC Management Company and
       M.S. Management Associates, Inc. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended
       December 31, 1993 Exhibit 10.5).*
10.5   Simon Property Group, L.P. 1998 Stock Incentive Plan.*
10.6 Restated Indemnity Agreement, dated as of August 9, 1996, between SDG and its directors and officers. (Incorporated by reference to the 1996 Form 10-K filed by SDG for the fiscal year ended December 31, 1996 Exhibit 10.8).*
10.7 Form of Simon Group Indemnity Agreement between Simon Group and its directors and officers.*
10.8 Option Agreement to acquire the retail properties in which the Simons or the DeBartolos own an interest that are not included in the SDG Portfolio Properties and that are subject of options in favor of Simon Property Group, Inc. or DeBartolo Realty Corporation. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended
       December 31, 1993 Exhibit 10.10).*
10.9 Option Agreement to acquire the properties in which the Simons own an interest that were not transferred to Simon
       Property Group, Inc. or M.S. Management Associates, Inc. in connection with the initial public offering of SDG Common
       Stock consummated in December 1993. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit 10.11).*
10.10  Option Agreement, dated as of December 1, 1993, between the
       M.S. Management Associates, Inc. and Simon Property Group,
       L.P. (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit
       10.20).*
10.11  Option Agreement, dated as of December 1, 1993, to acquire
       Development Land. (Incorporated by reference to the 1993
       Form 10-K filed by SDG for the fiscal year ended December
       31, 1993 Exhibit 10.22).*
10.12  Option Agreement, dated December 1, 1993, between the M.S.
       Management Associates, Inc. and Simon Property Group, L.P.
       (Incorporated by reference to the 1993 Form 10-K filed by SDG for the fiscal year ended December 31, 1993 Exhibit
       10.25).*
10.13  First Amendment to the Corporate Services Agreement between
       DeBartolo Realty Corporation and DeBartolo Properties
       Management, Inc. (Incorporated by reference to the 1995 Form
       10-K filed by DeBartolo Realty Corporation for the fiscal year ended December 31, 1995 Exhibit 10.17).*
10.14  Service Agreement between The Edward J. DeBartolo
       Corporation and DeBartolo Properties Management, Inc.
       (Incorporated by reference to the 1994 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended
       December 31, 1994 Exhibit 10(f)).*
10.15  Master Services Agreement between DeBartolo Realty
       Partnership, L.P. and DeBartolo Properties Management, Inc.
       (Incorporated by reference to the 1994 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended
       December 31, 1994 Exhibit 10(g)).*
10.16  First Amendment to Master Services Agreement between
       DeBartolo Realty Partnership, L.P. and DeBartolo Properties
       Management, Inc. (Incorporated by reference to the 1995 Form
       10-K filed by DeBartolo Realty Corporation for the fiscal year ended December 31, 1995 Exhibit 10.20).*
10.17  DeBartolo Realty Corporation 1994 Stock Incentive Plan.
       (Incorporated by reference to the 1994 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended
       December 31, 1994 Exhibit 10(k)).*
10.18 Office Lease between DeBartolo Realty Partnership, L.P. and an affiliate of EJDC (Southwoods Executive Center).
       (Incorporated by reference to the 1995 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended
       December 31, 1995 Exhibit 10.69).*
10.19  Representative Form of Lease with respect to The Limited
       Stores, Inc.*


     --------------------

                                                * Previously filed.

10.20  Sublease between DeBartolo Realty Partnership, L.P. and
       DeBartolo Properties Management, Inc. (Incorporated by reference to the 1995 Form 10-K filed by DeBartolo Realty
       Corporation for the fiscal year ended December 31, 1995
       Exhibit 10.70).*
10.21  Purchase Option and Right of First Refusal Agreement between
       DeBartolo Realty Partnership, L.P. and EJDC (for SouthPark
       Center Development Site). (Incorporated by reference to the 1994 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended December 31, 1994 Exhibit 10(p)(2)).*
10.22  Purchase Option and Right of First Offer Agreement between
       DeBartolo Realty Partnership, L.P. and Cutler Ridge Mall,
       Inc. (for Cutler Ridge Mall). (Incorporated by reference to the 1994 Form 10-K filed by DeBartolo Realty Corporation for the fiscal year ended December 31, 1994 Exhibit 10(q)(1)).*
10.23  Amended and Restated Articles of Incorporation of SD
       Property Group, Inc. (Incorporated by reference to the 1996
       Form 10-K filed by SDG for the fiscal year ended December
       31, 1996 Exhibit 10.53).*
10.24  Amended and Restated Regulations of SD Property Group, Inc.
       (Incorporated by reference to the 1996 Form 10-K filed by SDG for the fiscal year ended December 31, 1996 Exhibit
       10.54).*
10.25 Contribution Agreement, dated as of June 25, 1996, by and among DeBartolo Realty Corporation and the former limited partners of Simon Property Group, L.P., excluding JCP
       Realty, Inc. and Brandywine Realty, Inc. (Incorporated by reference to the 1996 Form 10-K filed by SDG for the fiscal year ended December 31, 1996 Exhibit 10.56).*
10.26 JCP Contribution Agreement, dated as of August 8, 1996, by and among DeBartolo Realty Corporation and JCP Realty, Inc., and Brandywine Realty, Inc. (Incorporated by reference to the 1996 Form 10-K filed by SDG for the fiscal year ended
       December 31, 1996 Exhibit 10.57).*
10.27 Registration Rights Agreement, dated as of August 9, 1996, by and among the Simon Family Members (as defined therein), Simon Property Group, Inc., JCP Realty, Inc., Brandywine
       Realty, Inc., and the Estate of Edward J. DeBartolo Sr.,
       Edward J. DeBartolo, Jr., Marie Denise DeBartolo York, and the Trusts and other entities listed on Schedule 2 therein, and any of their respective successors-in-interest and permitted assigns. (Incorporated by reference to the 1996
       Form 10-K filed by SDG for the fiscal year ended December
       31, 1996 Exhibit 10.60).*
10.28  Form of Simon Group Registration Rights Agreement.*
10.29  Fourth Amendment to Purchase Option Agreement, dated as of
       July 15, 1996, between JCP Realty, Inc., and DeBartolo
       Realty Partnership, L.P. (Incorporated by reference to the 1996 Form 10-K filed by SDG for the fiscal year ended
       December 31, 1996 Exhibit 10.61).*
10.30  Partnership Agreement of SM Portfolio Limited Partnership.
       (Incorporated by reference to the 1997 Form 10-K filed by SDG for the fiscal year ended December 31, 1997 Exhibit
       10.62).*
10.31  Limited Partnership Agreement of SDG Macerich Properties,
       L.P. (Incorporated by reference to the 1997 Form 10-K filed by SDG for the fiscal year ended December 31, 1997 Exhibit
       10.63).*
10.32  Agreement of Limited Partnership of Simon Capital Limited
       Partnership. (Incorporated by reference to the 1997 Form
       10-K filed by SDG for the fiscal year ended December 31, 1997 Exhibit 10.64).*
10.33  Form of Sixth Amended and Restated Partnership Agreement of
       Simon Property Group, L.P.*
10.34  Form of SPG Realty Consultants, L.P. Partnership Agreement.*
10.35  Form of Agreement Between Operating Partnerships.*
10.36  The Revolving Credit Agreement, dated June 26, 1996, among
       CPI, The Chase Manhattan Bank and Morgan Guaranty Trust
       Company of New York and the lenders party thereto.*
10.37 Purchase and Sale Agreement, dated November 26, 1997, between The Equitable Life Assurance Society of the United
       States and CPI-Phipps Limited Liability Company.*
10.38 Agreement of Purchase and Sale, dated December 31, 1997, between CPI and Development Options, Inc.*
10.39 Purchase and Exchange Agreement, dated November 15, 1996, among CPI, CRC and State Street Bank and Trust Company, not individually, but solely in its capacity as Trustee of the Telephone Real Estate Equity Trust.*
10.40  Redemption Agreement, dated as of December 31, 1996, between
       CPI and Rodamco North America B.V.*
10.41  Stock Purchase Agreement, dated as of December 13, 1996.
       between CPI and Fifth and 59th Street Investors
       Corporation.*


      ---------------------

                                                  * Previously filed.

10.42  Amended and Restated Supplemental Executive Retirement Plan
       of CPI, effective as of August 1, 1997, as amended pursuant to a Statement of Amendments effective as of July 1, 1998.*
10.43  Trustees' and Executives' Deferred Remuneration Plan of CPI,
       as amended and restated effective August 1, 1997, as amended pursuant to a Statement of Amendments effective as of July
       1, 1998.*
10.44  CPI Simplified Employee Pension Plan, as amended and
       restated effective January 1, 1993.*
10.45  1993 Share Option Plan of CPI, as amended effective March
       13, 1998.*
10.46  Executive Agreement, dated August 7, 1997, between CPI and
       Hans C. Mautner, as amended February 18, 1998.*
10.47  Executive Agreement, dated August 7, 1997, between CPI and
       Mark S. Ticotin, as amended February 18, 1998.*
10.48  Executive Agreement, dated August 7, 1997, between CPI and
       Michael L. Johnson, as amended February 18, 1998.*
10.49  Executive Agreement, dated August 7, 1997, between CPI and
       J. Michael Maloney, as amended February 18, 1998.*
10.50  Executive Agreement, dated August 7, 1997, between CPI and
       G. Martin Fell, as amended February 18, 1998.*
10.51  Merrill Lynch Special Prototype Defined Contribution Plan.*
10.52  Merrill Lynch Special Prototype Defined Contribution Plan
       Adoption Agreement.*
10.53  Form of Employee Share Purchase Plan Contract.*
10.54  Form of Issuance Agreement between CPI and CRC.*
10.55  Lease Agreement dated June 22, 1982 between CPI and 305-313
       East 47th Street Associates, as amended December 31, 1982
       and January 1, 1984.*
10.56  Limited Liability Company Agreement dated April 4, 1997 of
       Mill Creek Land, L.L.C. between Buford Acquisition Company,
       L.L.C. and CRC, as amended May 5, 1997 and June 16, 1997.*
10.57  Guarantee, dated April 4, 1997, made by Gwinett Prado, L.P., in favor of Mill Creek Land, L.L.C. and CRC.*
10.58  Guarantee, dated April 4, 1997, made by Ben Carter Companies
       L.L.C., in favor of Mill Creek Land L.L.C. and CRC.*
10.59  Form of Incentive Stock Option Agreement between Simon Group and Hans C. Mautner pursuant to the Simon Property Group,
       L.P. 1998 Stock Incentive Plan.*
10.60  Form of Incentive Stock Option Agreement between Simon Group and Mark S. Ticotin pursuant to the Simon Property Group,
       L.P. 1998 Stock Incentive Plan.*
10.61  Form of Nonqualified Stock Option Agreement between Simon
       Group and Hans C. Mautner pursuant to the Simon Property
       Group, L.P. 1998 Stock Incentive Plan.*
10.62  Form of Nonqualified Stock Option Agreement between Simon
       Group and Mark S. Ticotin pursuant to the Simon Property
       Group, L.P. 1998 Stock Incentive Plan.*
10.63  Form of Employment Agreement between Hans C. Mautner and
       Simon Group.*
10.64  Form of Employment Agreement between Mark S. Ticotin and
       Simon Group.*
10.65  CPI Executive Severance Policy, as amended and restated
       effective as of August 11, 1998.*
11.1   Statement Regarding Computation of Per Share Earnings of
       SDG.*
11.2   Statement Regarding Computation of Per Share Earnings of
       CPI.*
11.3   Statement Regarding Computation of Per Share Earnings of
       CRC.*
21.1   List of Subsidiaries of CPI.*
21.2   List of Subsidiaries of CRC.*
23.1   Consent of Arthur Andersen LLP.*
23.2   Consent of Ernst & Young LLP.*
23.4   Consents of Cravath, Swaine & Moore (Contained in the
       Opinions of Cravath, Swaine & Moore filed as Exhibit 5.1 and
       Exhibit 8.2).*
23.5   Consent of Willkie Farr & Gallagher (Contained in the
       Opinion of Willkie Farr & Gallagher filed as Exhibit 8.1).*
23.6   Consent of Baker & Daniels (Contained in the Opinion of
       Baker & Daniels filed as Exhibit 8.3).*
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
23.7   Consent of J. P. Morgan Securities Inc.*
23.8   Consent of Lazard Freres & Co. LLC.*
23.9   Consent of Merrill Lynch, Pierce, Fenner & Smith
       Incorporated.*
24.1   Power of Attorney.*
27.1   Financial Data Schedule of CPI.*
27.2   Financial Data Schedule of CRC.*
99.1   Agreement dated November 13, 1996 between SDG and the SDG
       Operating Partnership (Incorporated by reference to
       Amendment No. 3 of Form S-3 filed by SDG and the SDG
       Operating Partnership on November 20, 1996 (Registration No.
       333-11491) Exhibit 99.1).*
99.2   Form of Letter of Transmittal.*
99.3   Consent of Robert E. Angelica.*
99.4   Consent of Birch Bayh.*
99.5   Consent of G. William Miller.*
99.6   Consent of J. Albert Smith, Jr.*
99.7   Consent of David Simon.*
99.8   Consent of Herbert Simon.*
99.9   Consent of Melvin Simon.*
99.10  Consent of Richard S. Sokolov.*
99.11  Consent of Frederick W. Petri.*
99.12  Consent of Pieter S. van den Berg.*
99.13  Consent of Phillip J. Ward.*
99.14  Consent of M. Denise DeBartolo York.*
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